Amendment #2
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE May 1, 2008
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS
(THE REINSURER)

THE COMPANY and THE REINSURER have, by their respective officers, agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of July 13, 2009.

1.	Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings set forth in the Agreement.

2.	The PREAMBLE shall be replaced by the following:

Pruco Life Insurance Company of New Jersey (“THE ISSUING COMPANY”) issues policies known as PruLife Custom Premier II (“VUL II”) and VUL Protector and reinsures this business with THE COMPANY. THE COMPANY reinsures certain VUL II and VUL Protector policies with THE REINSURER as shown in Schedule A.

3.	SCHEDULE A, Section 1, POLICIES REINSURED, shall be replaced by the following:

POLICIES REINSURED:

This Agreement covers the following plans for policies issued in New York:

•	PruLife Custom Premier II (May 2008 revision) (“VUL II”) – (Form Number VUL-2008 and any state variation for NY)
•	Term Essential 2002 Policy: L4100873 (coverage begins 1/1/2010) (if there is a contractual conversion on this policy, coverage will remain inforce)
•	VUL Protector – (Form Number VULNT-2009)

Excluded from reinsurance under this Agreement are the Accidental Death Benefits, Enhanced Disability Benefit, and Enhanced Cash Value (available on VUL Protector only) included in the above-reinsured policies.  Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

4.	SCHEDULE B, Section 1, STANDARD ANNUAL REINSURANCE PREMIUMS, shall be replaced by the following:

[REDACTED]

YRT-VUL 2008 -2008-SGL(TX)-PICA-2

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

YRT-VUL 2008 -2008-SGL(TX)-PICA-2